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                                                                   EXHIBIT 23.10


                        [RYDER SCOTT COMPANY LETTERHEAD]


                         CONSENT OF RYDER SCOTT COMPANY

We consent to the incorporation by reference in this Amendment No. 2 to Form S-4 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us in Amendment No. 2 to Form S-4 as a result of such incorporation.

Sincerely,

/s/ RYDER SCOTT COMPANY
    PETROLEUM ENGINEERS
-----------------------
RYDER SCOTT COMPANY
PETROLEUM ENGINEERS


Denver, CO
Date: February 15, 1999